Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-56257 and 333-126445 of Bernard Chaus, Inc. on Form S-8 of our report dated August 31, 2005, appearing in this Annual Report on Form 10-K of Bernard Chaus, Inc. for the year ended June 30, 2005.

/s/ Mahoney Cohen & Company, CPA, P.C.

New York, New York

September 20, 2005